ARTICLES OF AMENDMENT

               TO THE ARTICLES OF INCORPORATION OF

                          ENCIBAR, INC.


          Pursuant to the provisions of Section 16-10a-1006 of the Utah Revised Business Corporation Act, the undersigned corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

          FIRST:    The name of the corporation is Encibar, Inc.

          SECOND:   The following amendments to the Articles of
Incorporation of Encibar, Inc. were duly adopted by the stockholders of the corporation at a meeting held April 9, 2001, in the manner prescribed by the Utah Revised Business Corporation Act, to-wit:

                         ARTICLE I - NAME

          The name of this corporation is "VersaCOM International, Inc."

          THIRD:    These amendments do not provide for any exchange,
reclassification or cancellation of issued shares.

          FOURTH:   The amendment changing the name of the corporation to
"VersaCOM International, Inc." was adopted by the stockholders at a meeting held April 9, 2001.

          FIFTH:    This amendment was not adopted by the incorporators or
the Board of Directors without stockholder action.

          SIXTH:    (a)  The designation and number of outstanding shares
of each class entitled to vote thereon as a class were as follows, to-wit:

               CLASS                    NUMBER OF SHARES

                    Common                        10,061,690

                    (b) The number of shares voted for such amendments was 8,769,700, with none opposing and 200 abstaining.

          IN WITNESS WHEREOF, the undersigned Vice President and Secretary, having been thereunto duly authorized, have executed the foregoing Articles of Amendment for the corporation under the penalties of perjury this 9th day of April, 2001.

                                   ENCIBAR, INC.


                                   By/s/John Kaiser
                                        John Kaiser, President
Attest:

/s/Fred Schwartz
Fred Schwartz, Secretary